UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2015

Date of Report (Date of earliest event reported)

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway,

Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (224) 948-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Baxalta Indenture and Supplemental Indenture

On June 23, 2015, Baxalta Incorporated (“Baxalta”), a wholly owned subsidiary of Baxter International Inc. (“Baxter”), entered into an indenture with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture, dated June 23, 2015 (the “Supplemental Indenture”), the “Indenture”), relating to the issuance by Baxalta of $375,000,000 aggregate principal amount of its floating rate senior notes due 2018 (the “Floating Rate Notes”), $375,000,000 aggregate principal amount of its 2.000% senior notes due 2018 (the “2018 Notes”), $1,000,000,000 aggregate principal amount of its 2.875% senior notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of its 3.600% senior notes due 2022 (the “2022 Notes”), $1,750,000,000 aggregate principal amount of its 4.000% senior notes due 2025 (the “2025 Notes”) and $1,000,000,000 aggregate principal amount of its 5.250% senior notes due 2045 (the “2045 Notes” and together with the 2018 Notes, the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Fixed Rate Notes”). The Fixed Rate Notes and the Floating Rate Notes are collectively hereinafter referred to as the “Notes,” and each of the Floating Rate Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2045 Notes are hereinafter referred to as a “series” of Notes.

The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act (the “Private Placement”).

Baxter has guaranteed each series of Notes on a senior unsecured, unsubordinated basis, pursuant to a Guarantee, dated as of June 23, 2015, in favor of the Trustee for the holders of the Notes (the “Guarantee”). The Guarantee will automatically terminate upon the previously announced distribution by Baxter to its shareholders of more than 80% of the outstanding shares of Baxalta’s common stock.

Baxalta used a portion of the net proceeds from the sale of the Notes to make a cash distribution to Baxter of approximately $4 billion and intends to use the remainder for general corporate purposes, including to fund acquisitions. Baxter intends to use the proceeds it receives from Baxalta, in part, to fund its previously announced cash tender offers for certain of Baxter’s outstanding notes. As a result of the completion of the Private Placement and the distribution of a portion of the related net proceeds to Baxter, the financing condition described in the offer to purchase for such tender offers has now been satisfied.

Baxalta may not redeem the Floating Rate Notes prior to maturity. Baxalta may redeem the 2018 Notes at any time prior to their maturity date, the 2020 Notes at any time prior to the date that is one month prior to their maturity date, the 2022 Notes at any time prior to the date that is two months prior to their maturity date, the 2025 Notes at any time prior to the date that is three months prior to their maturity date and the 2045 Notes at any time prior to the date that is six months prior to their maturity date, in whole at any time or in part, from time to time, at Baxalta’s option, at the applicable “make-whole” redemption price.

On or after the date that is one month prior to their maturity date, in the case of the 2020 Notes, two months prior to their maturity date, in the case of the 2022 Notes, three months prior to their maturity date, in the case of the 2025 Notes and six months prior to their maturity date, in the case of the 2045 Notes, such Notes will be redeemable in whole at any time or in part, from time to time, at Baxalta’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

Subject to certain qualifications and exceptions, the Indenture limits Baxalta’s ability and the ability of Baxalta’s subsidiaries to create or permit to exist mortgages with respect to principal domestic properties and to enter into sale and leaseback transactions with respect to principal domestic properties, and limits Baxalta’s ability to merge or consolidate with any other entity or convey, transfer or lease Baxalta’s properties and assets substantially as an entirety.

The Indenture also provides for certain events of default with respect to each series of Notes (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest for 30 days, (ii) failure to pay principal when due, (iii) failure to perform, or breach of, any other covenant or warranty in the Indenture for 90 days after notice is given by the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series and (iv) certain specified events of bankruptcy, insolvency or reorganization of Baxalta.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of June 18, 2015, by and among Baxalta, Baxter as Guarantor, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC and the other several purchasers named in Schedule I thereto as Initial Purchasers (the “Initial Purchasers”).

Registration Rights Agreement

On June 23, 2015, Baxalta, Baxter and the Initial Purchasers entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). Baxalta and Baxter agreed under the Registration Rights Agreement to (i) use their reasonable best efforts to cause to be filed a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) use their commercially reasonable efforts to have such registration statement declared effective under the Securities Act.

If the exchange offer is not completed on or before June 17, 2016, Baxalta and Baxter will use their reasonable best efforts to file and will use their commercially reasonable efforts to have become effective a shelf registration statement relating to the resales of the Notes.

If Baxalta fails to satisfy this obligation (a “registration default”) under the Registration Rights Agreement, the annual interest rate on the Notes will increase by 0.25% for the first 90-day period beginning on the day immediately following such registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level.

If Baxalta must pay additional interest, Baxalta will pay it to the holders of the Notes in cash on the same dates that it makes other interest payments on the Notes, until the registration default is corrected or the related Note ceases to be a registrable security under the Registration Rights Agreement.

The preceding is a summary of the terms of the Indenture, the Supplemental Indenture, the Guarantee and the Registration Rights Agreement, and is qualified in its entirety by reference to the Indenture listed as Exhibit 4.1 to this report, the Supplemental Indenture listed as Exhibit 4.2 to this report, the Guarantee listed as Exhibit 4.3 to this report and the Registration Rights Agreement listed as Exhibit 4.4 to this report, each of which is incorporated herein by reference as though fully set forth herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit

4.1	Indenture between Baxalta Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 23, 2015 (incorporated by reference to Exhibit 4.1 to Form 8-K filed by Baxalta Incorporated (File No. 1-36782) on June 23, 2015).

4.2	First Supplemental Indenture, to the Indenture dated as of June 23, 2015, between Baxalta Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 23, 2015 (incorporated by reference to Exhibit 4.2 to Form 8-K filed by Baxalta Incorporated (File No. 1-36782) on June 23, 2015).

4.3	Guarantee by Baxter International Inc. in favor of The Bank of New York Mellon Trust Company, N.A. as Trustee for the Holders of certain Securities specified therein of Baxalta Incorporated, dated as of June 23, 2015 (incorporated by reference to Exhibit 4.3 to Form 8-K filed by Baxalta Incorporated (File No. 1-36782) on June 23, 2015).

4.4	Registration Rights Agreement, dated as of June 23, 2015, by and among Baxalta Incorporated, Baxter International Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.4 to Form 8-K filed by Baxalta Incorporated (File No. 1-36782) on June 23, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: June 23, 2015	By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, General Counsel and Corporate Secretary